AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 26, 2000
                                              REGISTRATION NO. 333-31864


                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

                           ---------------------

                       POST-EFFECTIVE AMENDMENT NO. 1
                                     TO
                                  FORM S-4
          REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                     LANDRY'S SEAFOOD RESTAURANTS, INC.
           (Exact name of registrant as specified in its charter)

                                ------------


         DELAWARE                        5812                  74-0405386
(State or other jurisdiction      (Primary Standard         (I.R.S. Employer
    of incorporation or        Industrial Classification   Identification No.)
      organization)                   Code Number)

                            1400 POST OAK BLVD.
                                 SUITE 1010
                            HOUSTON, TEXAS 77056
                               (713) 850-1010
        (Address, including zip code and telephone number, including area code, of registrant's principal executive offices)

                                ------------

                            STEVEN L. SCHEINTHAL
                       VICE PRESIDENT ADMINISTRATION,
                       GENERAL COUNSEL AND SECRETARY
                            1400 POST OAK BLVD.
                                 SUITE 1010
                            HOUSTON, TEXAS 77056
                               (713) 850-1010
         (Name, address, including zip code, and telephone number,
                 including area code, of agent for service)

                                 Copies to:

                           PAUL T. SCHNELL, ESQ.
                  SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
                             FOUR TIMES SQUARE
                       NEW YORK, NEW YORK 10036-6522
                               (212) 735-3000

      Approximate date of commencement of proposed sale to the public: Not applicable.

      If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [_]

      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

      If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]



                       DEREGISTRATION OF COMMON SHARES

      This Post-Effective Amendment No. 1 (this "Amendment") amends the Registration Statement on Form S-4 (Registration No. 333-31864) (as amended, the "Registration Statement") on which Landry's Seafood Restaurants, Inc., a Delaware corporation (the "Registrant"), registered 10,131,472 shares of its common stock, par value $0.01 per share, to be issued by the Registrant pursuant to the Agreement and Plan of Merger (the "Merger Agreement"), dated as of February 9, 2000, by and among the Registrant, LSR Acquisition Corp. and Rainforest Cafe, Inc. ("Rainforest"). The Securities and Exchange Commission declared the Registration Statement effective on March 14, 2000.

      The Registrant is filing this Amendment to deregister all 10,131,472 shares of Registrant's common stock previously registered under the Securities Act of 1933 pursuant to the Registration Statement because the Merger Agreement has been terminated and the shares of Registrant's common stock registered thereunder will not be issued to Rainforest shareholders as contemplated by the terminated Merger Agreement.



                                 SIGNATURES

      Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, Texas on April 26, 2000.


                                    LANDRY'S SEAFOOD RESTAURANTS, INC.

                                    By: /s/TILMAN J. FERTITTA
                                       -------------------------------------
                                    Name:  Tilman J. Fertitta
                                    Title: Chairman of the Board, President
                                           and Chief Executive Officer




                             POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Tilman J. Fertitta, Steven L. Scheinthal and Paul S. West, and each of them individually, his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and to file the same with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in- fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney may be executed in counterparts.

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


         SIGNATURE                          TITLE                     DATE
         ---------                          -----                     ----

  /s/ TILMAN J. FERTITTA      Director, Chairman of the Board   April 26, 2000
---------------------------   President and Chief Executive
  Tilman J. Fertitta          Officer


            *                 Director, Vice President of       April 26, 2000
---------------------------   Administration, General Counsel
    Steven L. Scheinthal      and Secretary


            *                 Director, Vice President of      April 26, 2000
---------------------------   Chief Financial Officer
     Paul S. West


            *                 Vice President of Restaurant     April 26, 2000
---------------------------
    Richard E. Ervin


            *                          Director                April 26, 2000
---------------------------
     James E. Masucci


            *                          Director               April 26, 2000
---------------------------
     Joe Max Taylor


*By: /s/TILMAN J. FERTITTA
    -----------------------
    Tilman J. Fertitta
     Attorney-in-fact